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                                                                   EXHIBIT 10.32


[FLAG]  Office de la propriete     Canadian
        intellectuelle             Intellectual Property
        du Canada                  Office

        Un organisme               An agency of
        d'Industrie Canada         Industry Canada



                        Brevet canadien/Canadian Patent


                                     [LOGO]


     * Le commissaire aux brevets a requ une demande de delivrance de brevet visant une invention. Ladite requere satisfait aux exigences de la Loi sur les brevets. Le tirre et la description de l'invention figurent dans le memoire descriptif, dont une copie faix partie integrante du present document.

     Le present brevet confere a son titulaire et a ses representants legaux, pour une periode expirant vingt ans a compter de la date du depot de la demande au Canada, le droit, la faculte et le privilege exclusif de fabricquer, constuire, exploiter et vendre a d'autres, pour qu'ils l'exploitent, l'objet de l'invention sauf jugement en l'espece rendu par un tribunal competent, et sous reserve du paiement des taxes periodiques.

     * The Commissioner of Patents has received a petition for the grant of a patent for an invention. The requirements of the Patent Act have been complied with. The title and a description of the invention are contained in the specification, a copy of which forms an integral part of this document. The present patent grants to its owner and to the legal representatives of its owner, for a term which expires twenty years from the filing date of the application in Canada, the exclusive right, privilege and liberty of making, constructing and using the invention and selling it to others to be used, subject to adjudication before any court of competent jurisdiction, and subject to the payment of maintenance fees.


BREVET CANADIEN                    2,166,810                     CANADIAN PATENT


Date a laquelle le brevet a 'ete' 2000/03/14            Date on which the patent
accorde er delivre                                        was granted and issued

Date du depot de la demande       1994/07/15      Filing date of the application

Date a laquelle la demande est    1995/01/25       Date on which the application
devenue accessible au public                              was made available for
pour consultation                                              public inspection


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                Commissaire aux brevets/Commissioner of Patents

CANADA                           2258 (CIPO 91)                           [LOGO]